Exhibit 10.1

Caterpillar Inc.

1996 Stock Option and Long-Term Incentive Plan

(Amended and Restated through Third Amendment)

Section 1.  Purpose

The Caterpillar Inc. 1996 Stock Option and Long-Term Incentive Plan (“Plan”) is designed to attract and retain outstanding individuals as non-employee directors, officers and key employees of Caterpillar Inc. and its subsidiaries (collectively, the “Company”), and to furnish incentives to such individuals through awards based upon the performance of the Company and its stock.  To this end, the Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and performance awards, or combinations thereof, to non-employee directors, officers and other key employees of the Company, on the terms and subject to the conditions set forth in the Plan.

Section 2.  Shares Subject to the Plan

2.1  Shares Reserved for Issuance

Sixty-Four Million shares of Company common stock (“Shares”) shall be available for issuance under the Plan either from authorized but unissued Shares or from Shares acquired by the Company, including Shares purchased in the open market.  An additional four million Shares authorized but unissued under prior Company stock option plans shall be available for issuance under this Plan.

2.2  Reacquired Shares

If Shares subject to an award under the Plan are not acquired by participants, or Shares issued under the Plan are reacquired by the Company, because of lapse, expiration, or termination of an award, such Shares shall again become available for issuance under the Plan.  Shares tendered upon exercise of an option by a Plan participant may be added back and made available solely for future awards under the Plan.

2.3  Adjustments in Authorized Shares

In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of awards, the number and kind of Shares subject to outstanding awards, the option exercise price or base price applicable to outstanding awards, the annual award limits, the limits on awards set forth in Sections 5.1(a), 6.1(b) and 8.2, and other value determinations applicable to outstanding awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any awards under the Plan related to such changes or distributions and to modify any other terms of outstanding awards, including modifications of performance goals and changes in the length of Performance Periods.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Section 3.  Administration

Unless otherwise provided in the Plan, the Committee shall have the authority to grant awards under the Plan to non-employee directors, officers, and other key employees of the Company. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee also shall have the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for administration of the Plan, except to the extent that such authority or discretion would cause an award to fail to qualify as performance based compensation for purposes of Section 162(m) of the Code.

The Committee shall be composed solely of members of the Board that satisfy applicable tax, securities and stock exchange rules, and other requirements determined to be necessary or advisable by the Board.  The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

Section 4.  Eligibility and Participation

4.1  Eligibility

Individuals eligible to participate in this Plan include non-employee directors, officers, and other key employees.

4.2  Actual Participation

Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible officers and key Employees those to whom awards shall be granted.  The Committee shall determine, in its sole discretion, the nature of any and all terms (as permissible by law) and the amount of each award. Directors who are not employees shall only receive awards in accordance with the terms set forth in this Plan.

Section 5.  Stock Options

5.1  Company Employees

(a) Eligibility

The Committee shall determine Company officers and key employees to whom options shall be granted, the timing of such grants, and the number of shares subject to the option; provided that the maximum number of Shares upon which options may be granted to any employee in any calendar year shall be 400,000.  All Options granted under the Plan will be evidenced by an Award Agreement.

(b) Option Exercise Price

The exercise price of each option shall not be less than 100% of the fair market value of Shares underlying the option at the time the option is granted.  The fair market value for purposes of determining the exercise price shall be the mean between the high and the low prices at which Shares are traded on the New York Stock Exchange on the day the option is granted.  In the event this method for determining fair market value is not practicable, fair market value shall be determined by such other reasonable method as the Committee shall select.

(c) Option Exercise

Options shall be exercisable in such installments and during such periods as may be fixed by the Committee at the time of grant.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

Payment of the exercise price shall be made upon exercise of all or a portion of any option.  Such payment shall be in cash or by tendering Shares that have been owned by the participant for at least six months having a fair market value equal to 100% of the exercise price.  The fair market value of Shares for this purpose shall be the mean between the high and low prices at which Shares are traded on the New York Stock Exchange on the date of exercise.  Upon exercise of an option, any applicable taxes the Company is required to withhold shall be paid to the Company.  Shares to be received upon exercise may be surrendered to satisfy withholding obligations.

(d)  Termination of Employment

The Committee may require a period of continued employment before an option can be exercised.  That period shall not be less than one year, except that the Committee may permit a shorter period in the event of termination of employment by retirement or death.

Termination of employment with the Company shall terminate remaining rights under options then held; provided, however, that an option grant may provide that if employment terminates after completion of a specific period, the option may be exercised during a period of time after termination.  That period may not exceed sixty months where termination of employment is caused by retirement or death or sixty days where termination results from any other cause provided that such period shall not extend beyond the original maximum term of the option.  If death occurs after termination of employment but during the period of time specified, such period may be extended to not more than sixty-six months after retirement, or thirty-eight months after termination of employment for any other cause provided that such period shall not extend beyond the original maximum term of the option.  In the event of termination within two years after a Change of Control as defined in Section 10.2 of the Plan, options shall be exercisable for a period of sixty months following the date of termination or for the maximum term of the option, whichever is shorter.  Notwithstanding the foregoing, the Committee may change the post-termination period of exercisability of an option provided that change does not extend the original maximum term of the option.

  (e)  Transferability of Options

(i)  Except as otherwise permitted in Section 4.1(e)(ii), options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act.  Options are exercisable during the holder’s lifetime only by the holder, unless the holder becomes incapacitated or disabled, in which case the option may be exercised by the holder’s authorized representative.  A holder may file with the Company a written designation of beneficiaries with the authority to exercise options in the event of the holder’s death.

(ii)  Notwithstanding the provisions of Section 4.1(e)(i), and in addition to the permissible transfers under that provision, options granted to persons at the level of Vice President and above, as well as directors of the Company and persons retired from those positions, may be transferred to any one or more “Permitted Transferees,” as long as those options are not incentive stock options as defined below and are fully vested.  Options granted to employees below the level of Vice President may be transferred upon prior approval of the Company’s Director of Compensation and Benefits pursuant to the terms of this section.

(iii)  For purposes of Section 4.1(e)(ii), the term "Permitted Transferees" shall mean the members of the group that consists exclusively of the individual to whom the option is granted, the spouse of the individual to whom the option is granted, the lineal descendants of the individual to whom the option is granted, the spouses of the lineal descendents to whom the option is granted, the lineal descendants of any spouse or former spouse of the individual to whom the option is granted, the spouses of the lineal descendants of any spouse or former spouse of the individual to whom the option is granted, the estate (and any trust that serves a distributive function of an estate) of the Permitted Transferee, all trusts that an individual who is a Permitted Transferee can revoke and all trusts, corporations, partnerships, limited liability companies and other entities in which, directly or indirectly, but for the exercise of a power of appointment or the death of the survivor of the individual who are Permitted Transferees.  Each owner of an equitable interest is an individual who is a Permitted Transferee.

(f)  Incentive Stock Options

Incentive stock options (“ISOs”), as defined in Section 422 of the Code, may be granted to key employees under the Plan. The decision to grant ISOs to particular persons is within the Committee’s discretion. An Option Award Agreement shall specify whether the Option is intended to be an ISO or a Non-Qualified Stock Option (“NQSO”).  A NQSO is an option that does not meet the definition of an ISO.  ISOs shall not be exercisable after expiration of ten years from the date of grant. The amount of ISOs vesting in a particular calendar year for an option recipient under this Plan and all incentive stock option plans of the Company or any parent or subsidiary corporation cannot exceed $100,000, based on the fair market value of the Shares subject to the options on the date of grant; provided that any portion of an option that cannot be exercised as an ISO because of this limitation may be converted by the Committee to another form of option. If any employee or former employee shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such employee or former employee shall notify the Company of such disposition within ten (10) days thereof.  The Board may amend the Plan to comply with Section 422 of the Code or other applicable laws and to permit options previously granted to be converted to ISOs.

5.2  Non-Employee Directors

(a)  Terms

Subject to the share ownership requirements, options with a term of ten years are granted to each non-employee director for 4,000 Shares, effective as of the close of each annual meeting of stockholders at which an individual is elected a director or following which such individual continues as a director.  Options granted to non-employee directors shall become exercisable by one-third at the end of each of the three successive one-year periods since the date of grant.  The exercise price of each option shall be 100% of the fair market value of Shares underlying the option on the date of grant.

(b)  Termination of Directorship

An option awarded to a non-employee director may be exercised any time within sixty months of the date the director terminates such status.  In the event of a director’s death, the director’s authorized representative may exercise the option within sixty months of the date of death, provided that if the director dies after cessation of director status, the option is exercisable within sixty-six months of such cessation.  In no event shall an option awarded to a non-employee director be exercisable beyond the expiration date of that option.

Section 6.  Stock Appreciation Rights

6.1  Company Employees

(a)  Types of SARs

The Committee may grant “tandem” and “non-tandem” SARs under the Plan.  A tandem SAR shall be granted at the same time as an option and may be exercised by the recipient as an alternative to the option.  The term of a tandem SAR, its exercisability and any conditions or restrictions applicable to it shall be the same as its related option, and its base price shall be equal to the exercise price of the related option.  In addition, upon the exercise of the option, the tandem SAR (or the portion related to the exercise) shall expire and upon exercise of the tandem SAR, the related option (or such portion) shall expire.  The terms of a non-tandem SAR shall be established by the Committee.  A SAR that is not otherwise designated but is granted at the same time as an option shall be a tandem SAR.

(b)  Eligibility

The Committee shall determine Company officers and employees to whom SARs shall be granted, the timing of such grants, and the number of shares subject to the SAR; provided that the maximum number of Shares upon which non-tandem SARs may be granted to any employee in any calendar year shall be 400,000.

(c)  SAR Base Price

The base price of each non-tandem SAR shall not be less than one hundred percent of the fair market value of Shares underlying the SAR at the time the SAR is granted.  The fair market value for purposes of determining the base price shall be the mean between the high and the low prices at which Shares are traded on the New York Stock Exchange on the day the SAR is granted.  In the event this method for determining fair market value is not practicable, fair market value shall be determined by such other reasonable method as the Committee shall select.

(d)  SAR Exercise

Non-tandem SARs shall be exercisable in such installments and during such periods as may be fixed by the Committee at the time of grant.  Non-tandem SARs shall not be exercisable after the expiration of ten years from the date of grant.

Upon exercise of an SAR, the recipient shall be entitled to receive from the Company that number of Shares having an aggregate fair market value as of the date of exercise equal to the product of (i) the number of Shares as to which the recipient is exercising the SAR, and (ii) the excess of the fair market value (at the date of exercise) of a Share over the base price of the SAR, provided that the Committee may elect to settle all or a portion of the Company's obligation arising out of the exercise of an SAR by the payment of cash in an amount equal to the fair market value as of the date of exercise of the Shares it would otherwise be obligated to deliver.  The fair market value of Shares for this purpose shall be the mean between the high and low prices at which Shares are traded on the New York Stock Exchange on the date of exercise.  Upon exercise of an SAR, any applicable taxes the Company is required to withhold shall be paid to the Company.  Shares to be received upon exercise may be surrendered to satisfy withholding obligations.

(d)  Termination of Employment

The Committee may require a period of continued employment before a non-tandem SAR can be exercised.  That period shall not be less than one year, except that the Committee may permit a shorter period in the event of termination of employment by retirement or death.

Termination of employment with the Company shall terminate remaining rights under non-tandem SARs then held; provided, however, that a non-tandem SAR grant may provide that if employment terminates after completion of a specific period, the SAR may be exercised during a period of time after termination.  That period may not exceed sixty months where termination of employment is caused by retirement or death or sixty days where termination results from any other cause provided that such period shall not extend beyond the original maximum term of the SAR.  If death occurs after termination of employment but during the period of time specified, such period may be extended to not more than sixty-six months after retirement, or thirty-eight months after termination of employment for any other cause provided that such period shall not extend beyond the original maximum term of the SAR.  In the event of termination within two years after a Change of Control as defined in Section 10.2 of the Plan, non-tandem SARs shall be exercisable for a period of sixty months following the date of termination or for the maximum term of the SAR, whichever is shorter.  Notwithstanding the foregoing, the Committee may change the post-termination period of exercisability of a non-tandem SAR provided that change does not extend the original maximum term of the SAR.

(f)  Transferability of SARs

(i)  Except as otherwise permitted in Section 6(f)(ii), non-tandem SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the Employee Retirement Income Security Act.  Non-tandem SARs are exercisable during the holder’s lifetime only by the holder, unless the holder becomes incapacitated or disabled, in which case the SAR may be exercised by the holder’s authorized representative.  A holder may file with the Company a written designation of beneficiaries with the authority to exercise non-tandem SARs in the event of the holder’s death.

(ii)  Notwithstanding the provisions of Section 6(f)(i), and in addition to the permissible transfers under that provision, non-tandem SARs granted to persons at the level of Vice President and above, as well as directors of this corporation and persons retired from those positions, may be transferred to any one or more “Permitted Transferees,” as long as those SARs are fully vested.  Non-tandem SARs granted to employees below the level of Vice President may be transferred upon prior approval of the Company’s Director of Compensation and Benefits pursuant to the terms of this section.

(iii)  For purposes of Section 6(f)(ii), the term "Permitted Transferees" shall mean the members of the group that consists exclusively of the individual to whom the non-tandem SAR is granted, the spouse of the individual to whom the non-tandem SAR is granted, the lineal descendants of the individual to whom the non-tandem SAR is granted, the spouses of the lineal descendents to whom the non-tandem SAR is granted, the lineal descendants of any spouse or former spouse of the individual to whom the non-tandem SAR is granted, the spouses of the lineal descendants of any spouse or former spouse of the individual to whom the non-tandem SAR is granted, the estate (and any trust that serves a distributive function of an estate) of the Permitted Transferee, all trusts that an individual who is a Permitted Transferee can revoke and all trusts, corporations, partnerships, limited liability companies and other entities in which, directly or indirectly, but for the exercise of a power of appointment or the death of the survivor of the individual who are Permitted Transferees.  Each owner of an equitable interest is an individual who is a Permitted Transferee.

6.2  Non-Employee Directors

(a)  Terms

The Committee may grant SARs to non-employee directors.  With respect to the grant of SARs to non-employee directors and subject to any share ownership requirements, each year the Committee shall determine (i) the type of such  SAR grant (i.e., tandem or non-tandem), (ii)  the timing of such SAR grant and (iii) the number of shares subject to the SAR.  All SARs granted under this provision of the Plan will be evidenced by an Award Agreement.

SARs granted to non-employee directors shall have a term of ten years and become exercisable by one-third at the end of each of the three successive one-year periods since the date of grant. The base price of each SAR shall be 100% of the fair market value of Shares underlying the SAR on the date the SAR is granted.

(b)  Termination of Directorship

A SAR granted to a non-employee director may be exercised any time within sixty months of the date the director terminates such status.  In the event of a director’s death, the director’s authorized representative may exercise the SAR within sixty months of the date of death, provided that if the director dies after cessation of director status, the authorized representative may exercise the SAR within sixty-six months of such cessation.  In no event shall a SAR granted to a non-employee director be exercisable beyond the original expiration date of that SAR.

Section 7.  Restricted Stock

7.1  Company Employees

(a)  Eligibility

The Committee may determine whether restricted stock or restricted stock units shall be awarded to Company officers and employees, the timing of award, and the conditions and restrictions imposed on the award.  Restricted stock units are similar to restricted stock except that no Shares are actually awarded to the employee on the date of grant.  Shares are awarded only on the date of exercise.

(b)  Terms

With respect to restricted stock grants, during the restriction period the recipient shall have a beneficial interest in the restricted stock and all associated rights and privileges of a stockholder, including the right to vote and receive dividends, subject to any restrictions imposed by the Committee at the time of grant.  The recipient shall have no voting or dividend rights with respect to any restricted stock units granted hereunder.  The Committee may grant dividend equivalents on restricted stock units with such terms and conditions as the Committee shall specify.

The following restrictions will be imposed on Shares of restricted stock (and restricted stock units where specified) until expiration of the restriction period:

(i)  The recipient shall not be entitled to delivery of the certificates for the Shares;

(ii)  None of the restricted stock units or Shares issued as restricted stock may be transferred other than by will or by the laws of descent and distribution; and

(iii)  Restricted stock units or Shares issued as restricted stock shall be forfeited if the recipient terminates employment with the Company, except for termination due to retirement after a specified age, disability, death or other special circumstances approved by the Committee.

Shares awarded as restricted stock will be issued subject to a restriction period set by the Committee of no less than two nor more than ten years.  The Committee, except for restrictions specified in the preceding paragraphs, shall have the discretion to remove any or all of the restrictions on a restricted stock award whenever it determines such action appropriate.  Except with respect to a maximum of five percent of the Shares authorized in Section 2, any awards of restricted stock or restricted stock units which vest on the basis of the recipient’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period and any awards of restricted stock or restricted stock units which vest upon the attainment of performance goals shall provide for a performance period of at least twelve months.  Upon expiration of the restriction period, the Shares will be made available to the recipient, subject to satisfaction of applicable tax withholding requirements.

7.2           Non-Employee Directors

(a)  On January 1 of each year, 400 Shares of restricted stock shall be granted to each director who is not currently an employee of the Company.  The stock will be subject to a restriction period of three years from the date of grant.  During the restriction period, the recipient shall have a beneficial interest in the restricted stock and all associated rights and privileges of a stockholder, including the right to vote and receive dividends.

The following restrictions will be imposed on restricted stock until expiration of the restricted period:

(i)  The recipient shall not be entitled to delivery of the Shares;

(ii)  None of the Shares issued as restricted stock may be transferred other than by will or by the laws of descent and distribution; and

(iii)  Shares issued as restricted stock shall be forfeited if the recipient ceases to serve as a director of the Company, except for termination due to death, disability, or retirement under the Company’s Directors’ Retirement Plan.

Upon expiration of the restriction period, the Shares will be made available to the recipient, subject to satisfaction of applicable tax withholding requirements.

(b)  Each January 1st, 350 shares of restricted stock, in addition to shares described in Section 7.2(a), shall be awarded to each director who is not currently and has not been an employee of the Company. Shares awarded under this Section 7.2(b) will be held in escrow until the director terminates service with the Company. During the restriction period, the recipient shall have a beneficial interest in the restricted stock and all associated rights and privileges of a stockholder except as discussed below.

The following restrictions will be imposed on restricted stock awarded under this Section 7.2(b) until it is made available to the recipient:

(i)  The recipient shall not receive dividends on the shares, but an amount equal to such dividends will be credited to the director’s stock equivalent account in the Company’s Directors’ Deferred Compensation Plan;

(ii)  The recipient shall not be entitled to delivery of the shares;

(iii)  None of the shares awarded may be transferred other than by will or by the laws of descent and distribution; and

(iv)  The right to receive shares shall be subordinate to the claims of general creditors of the Company.

Upon termination of service, restricted shares will be made available to the recipient subject to satisfaction of applicable tax withholding requirements; provided, however, that if the recipient has not served on the Board for at least five years at the time of such termination, all restricted shares awarded under this Section 7.2(b) shall be forfeited.

Pursuant to termination of the Company’s Directors’ Retirement Plan effective December 31, 1996, each director continuing in office was awarded an amount of restricted stock equal to the accumulated value of past pension accruals as determined by the Company’s actuary.  Those shares will be subject to the same restrictions as shares awarded annually pursuant to this Section 7.2(b).

(c)  Effective January 1, 2002, shares of restricted stock shall no longer be granted under Section 7.2(a) of the Plan or awarded under Section 7.2(b) of the Plan.  Shares of restricted stock that were granted or awarded prior to January 1, 2002, shall be subject to the same restrictions and provisions as determined in 7.2(a) and 7.2(b).

(d)  With respect to the award of restricted stock units, the Committee in its sole discretion may determine (i) whether restricted stock units shall be awarded to non-employee directors, (ii) the timing of award, and (iii) the conditions and restrictions imposed on the award.

Section 8  Performance Awards

8.1  Eligibility and Terms

The Committee may grant awards to officers and other key employees (“Performance Awards”) based upon Company performance over a period of years (“Performance Period”).  The Committee shall have sole discretion to determine persons eligible to participate, the Performance Period, Company performance factors applicable to the award (“Performance Measures”), and the method of Performance Award calculation.

At the time the Committee establishes a Performance Period for a particular award, it shall also establish Performance Measures and targets to be attained relative to those measures (“Performance Targets”).  Performance Measures may be based on any of the following factors, alone or in combination, as the Committee deems appropriate: (i) return on assets; (ii) return on equity; (iii) return on sales; (iv) total stockholder return; (v) cash flow; (vi) economic value added; (vii) net earnings; and (viii) earnings per share relative to a peer group.  The Committee may establish the peer group referenced above and amend the peer group as the Committee determines desirable.  Performance Targets may include a minimum, maximum and target level of performance with the size of Performance Awards based on the level attained.  Once established, Performance Targets and Performance Measures shall not be changed during the Performance Period; provided, however, that the Committee may eliminate or decrease the amount of a Performance Award otherwise payable to a participant.  Upon completion of a Performance Period, the Committee shall determine the Company’s performance in relation to the Performance Targets for that period and certify in writing the extent to which Performance Targets were satisfied.

8.2  Payment of Awards

Performance Awards may be paid in cash, stock, restricted stock (pursuant to terms applicable to restricted stock awarded to Company employees as described in the Plan), or a combination thereof as determined by the Committee. Performance Awards shall be made not later than ninety days following the end of the relevant Performance Period. The fair market value of a Performance Award payment to any individual employee in any calendar year shall not exceed Two Million Five Hundred Thousand and NO/100 Dollars ($2,500,000.00).  The fair market value of Shares to be awarded shall be determined by the average of the high and low price of Shares on the New York Stock Exchange on the last business day of the Performance Period. Federal, state and local taxes will be withheld as appropriate.

8.3  Termination

To receive a Performance Award, the participant must be employed by the Company on the last day of the Performance Period.  If a participant terminates employment during the Performance Period by reason of death, disability or retirement, a payout based on the time of employment during the Performance Period shall be distributed.  Participants employed on the last day of the Performance Period, but not for the entire Performance Period, shall receive a payout prorated for that part of the Performance Period for which they were participants.  If the participant is deceased at the time of Performance Award payment, the payment shall be made to the recipient’s designated representative.

Section 9.  Election to Receive Non-Employee Director Fees in Shares

Effective April 8, 1998, non-employee directors shall have the option of receiving all or a portion of their annual retainer fees, as well as fees for attendance at meetings of the Board and committees of the Board (including any Committee Chairman stipend), in the form of Shares.

The number of Shares that may be issued pursuant to such election shall be based on the amount of cash compensation subject to the election divided by the fair market value of one Share on the date such cash compensation is payable.  The fair market value shall be the mean between the high and low prices at which Shares are traded on the New York Stock Exchange on payable date.

Shares provided pursuant to the election shall be held in book-entry form by the Company on behalf of the non-employee director.  Upon request, the Company shall deliver Shares so held to the non-employee director.  While held in book-entry form, the Shares shall have all associated rights and privileges, including voting rights and the right to receive dividends.

Section 10.  Change of Control

10.1  Effect on Grants and Awards

Unless the Committee shall otherwise expressly provide in the agreement relating to a grant or award under the Plan, upon the occurrence of a Change of Control as defined below: (i) all options and SARs then outstanding under the Plan shall become fully exercisable as of the date of the Change of Control; (ii) all terms and conditions of restricted stock and restricted stock unit awards, and other stock-based awards for which no performance goals have been established then outstanding shall be deemed satisfied as of the date of the Change of Control; and (iii) all Performance Awards or other stock-based awards for which performance goal(s) have been established for a Performance Period not completed at the time of the Change of Control shall be payable in an amount equal to the product of the maximum award opportunity for the Performance Award or other stock-based award, and a fraction, the numerator of which is the number of months that have elapsed since the beginning of the Performance Period through the later of (A) the date of the Change of Control or (B) the date the participant terminates employment, and the denominator of which is the total number of months in the Performance Period; provided, however, that if this Plan shall remain in force after a Change of Control, a Performance Period is completed during that time, and the participant’s employment has not terminated, this provision (iii) shall not apply.

10.2  Change of Control Defined

For purposes of the Plan, a “Change of Control” shall be deemed to have occurred if:

(a)  Any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent or more of the combined voting power of the Company’s then outstanding common stock, unless the Board by resolution negates the effect of this provision in a particular circumstance, deeming that resolution to be in the best interests of Company stockholders;

(b)  During any period of two consecutive years, there shall cease to be a majority of the Board comprised of individuals who at the beginning of such period constituted the Board;

(c)  The stockholders of the Company approve a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)  Company stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

Section 11.  Amendment and Termination

11.1  Amendment, Modification, Suspension, and Termination

Subject to Section 11.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

11.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events

The Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 2.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

11.3  Awards Previously Granted

Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any award previously granted under the Plan, without the written consent of the Participant holding such award.

Section 12.  Regulatory Compliance

Notwithstanding any other provision of the Plan, the issuance or delivery of any Shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such Shares.  The Company shall not be obligated to issue or deliver any Shares if such issuance or delivery shall constitute a violation of any provision of any law or regulation of any governmental authority or national securities exchange.

Section 13.  Dividend Equivalents

Any participant selected by the Committee may be granted dividend equivalents based on the dividends declared of Shares that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests, or expires, as determined by the Committee in its sole discretion.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee in its sole discretion.

Section 14.  Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 15.  Rights of Participants

15.1  Employment

Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director for any specified period of time.

Neither an award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Sections 3 and 11, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

15.2  Participation

No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

15.3  Rights as a Stockholder

Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any award until the Participant becomes the record holder of such Shares.

15.4  Clawback Provision

Notwithstanding any other provision of the Plan to the contrary, including Section 11.3 which prohibits material and adverse modifications to any award previously granted under the Plan, any participant who is an officer of the Company whose negligent, intentional or gross misconduct contributes to the Company’s having to restate all or a portion of its financial statements, will be required to forfeit awards granted under this Plan and repay the Company the total amount of award gain realized by the participant upon the exercise of an option or settlement of an award, as determined by the Board of Directors, an authorized committee, or its designee, pursuant to the Caterpillar Inc. Guidelines on Corporate Governance Issues as adopted on February 14, 2007 and any subsequent amendments.  Any award granted under this Plan prior to February 14, 2007 is subject to the provisions of this Section 15.4 only with the written consent of the participant.

Section 16.  Successors

All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Section 17.  Nonexclusivity of the Plan

The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

Section 18.  No Constraint on Corporate Action

Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Section 19.  Governing Law

The Plan and each Award Agreement shall be governed by the laws of the State of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Illinois, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Section 20.  Duration of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the date it was initially adopted. After the Plan is terminated, no awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Section 21.  Effective Date

This Plan Restatement shall be effective February 14, 2007.